Exhibit No. EX-99.g.2.A

                                   FORM OF

                               REVISED APPENDIX

                       RULE 17F-5 DELEGATION AGREEMENT

                     NAME OF FUND                        EFFECTIVE DATE
UMB Scout Funds, on behalf of:
      UMB Scout Stock Fund                               April 1, 2005
      UMB Scout Growth Fund                              April 1, 2005
      UMB Scout Mid Cap Fund                            October 28, 2006
      UMB Scout Small Cap Fund                            May 8, 2003
      UMB Scout International Fund, formerly UMB         April 12, 2005
         Scout Worldwide Fund
      UMB Scout Bond Fund                                April 1, 2005
      UMB Scout Money Market Fund - Federal Portfolio    April 1, 2005
      UMB Scout Money Market Fund - Prime Portfolio      April 1, 2005
      UMB Scout Tax-Free Money Market Fund               April 1, 2005


                                          UMB SCOUT FUNDS


                                          -------------------------------------
                                          By:
                                          Title:
                                          Date: October 28, 2006


                                          UMB BANK, N.A.


                                          -------------------------------------
                                          By:
                                          Title:
                                          Date: October 28, 2006